Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 29, 2019	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Strong wireless customer growth and loyalty
highlight Verizon’s 4Q results

4Q 2018 highlights
Consolidated:

•	47 cents in earnings per share (EPS), compared with $4.56 in 4Q 2017; adjusted EPS (non-GAAP), excluding special items, of $1.12, compared with 86 cents in 4Q 2017.
Wireless:

•	1.2 million retail postpaid net additions, including 653,000 phone net additions and 873,000 postpaid smartphone net additions.

•	Retail postpaid churn of 1.08 percent, and retail postpaid phone churn of 0.82 percent.

•	Service revenue growth of 1.9 percent year over year, excluding the impact of the revenue recognition standard adopted on Jan. 1, 2018.

•	Total revenue growth of 2.1 percent year over year, excluding the impact of the revenue recognition standard, to $24.3 billion.
Wireline:

•	54,000 Fios Internet net additions; Fios total revenue growth of 2.9 percent year over year.

2018 highlights
Consolidated:

•	Full year EPS of $3.76, compared with $7.36 in 2017; adjusted EPS (non-GAAP), excluding special items, of $4.71, compared with 2017 adjusted EPS of $3.74.

•	Full-year 2018 operating cash flow of $34.3 billion, an increase of $10 billion year over year.

•	Unsecured debt is lower by $5.2 billion and total net debt is lower by $4.7 billion from year-end 2017.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) closed 2018 with fourth-quarter results highlighted by strong growth and retention at Verizon Wireless, increased cash flow and momentum leading into the 5G era.
“Verizon finished 2018 by delivering solid financial and operational performance, as evidenced by our strong wireless service revenue and earnings growth,” said CEO Hans Vestberg. “2018 was a remarkable year full of 5G firsts, including being first in the world to commercially deploy 5G with our 5G Home product. As we head into 2019 and the 5G era, we’re beginning a period of transformational change. We are laser focused on delivering customers a best-in-class and game-changing experience on our networks.”
For fourth-quarter 2018, Verizon reported EPS of 47 cents, compared with $4.56 in fourth-quarter 2017. On an adjusted basis (non-GAAP), fourth-quarter 2018 EPS, excluding special items, was $1.12, compared with adjusted EPS of 86 cents in fourth-quarter 2017. Verizon’s fourth-quarter 2018 EPS included a 9 cent impact due to the effects of accounting changes for revenue recognition.
Fourth-quarter 2018 adjusted EPS included a net pre-tax loss from special items of about $4.9 billion, which consisted of a previously announced goodwill impairment for Verizon Media of $4.6 billion, acquisition and integration charges of $189 million, and severance and annual mark-to-market for pension and OPEB (other post-employment benefits) charges of $165 million. Adjusted EPS also included a deferred tax benefit of $2.1 billion related to an internal reorganization.
For full-year 2018, Verizon reported $3.76 in EPS, compared with $7.36 in full-year 2017. On an adjusted basis (non-GAAP), 2018 EPS was $4.71, compared with 2017 EPS of $3.74.

Consolidated results
Total consolidated operating revenues in fourth-quarter 2018 were $34.3 billion, up 1.0 percent from fourth-quarter 2017. Full-year 2018 consolidated operating revenues were $130.9 billion, up 3.8 percent year over year. Excluding the impact of the revenue recognition standard, fourth-quarter 2018 consolidated operating revenues were $34.1 billion, an increase of 0.5 percent year over year.
Cash flow from operations totaled $34.3 billion in 2018, an increase of $10 billion year over year. This increase was driven by strong operating results, tax reform benefits, reduced impacts from the wireless device payment plan model, and lower discretionary pension and benefit contributions.

Full-year 2018 capital expenditures totaled $16.7 billion. In 2018, Verizon made $9.8 billion in cash dividend payments to shareholders. The company’s unsecured debt decreased by $5.2 billion and its total net debt decreased by $4.7 billion during 2018.
Verizon is on track to deliver against its goal to achieve $10 billion in cumulative cash savings by 2021. This initiative includes zero-based budgeting and has yielded approximately $2.3 billion of cumulative cash savings by year-end 2018, of which a majority has been derived from capital efficiencies.
For fourth-quarter 2018, Verizon Media revenues were $2.1 billion, down 5.8 percent year over year. Revenue trends were up sequentially from third-quarter 2018 due to seasonal advertising spending.
In the telematics business, total Verizon Connect revenues, excluding the impact of the revenue recognition standard, were $242 million in fourth-quarter 2018. IoT (Internet of Things) fourth-quarter revenues, including Verizon Connect, increased approximately 9.5 percent year over year, excluding the impact of the revenue recognition standard.
Net income was $2.1 billion in fourth-quarter 2018. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $6.9 billion. Consolidated operating income margin was 1.9 percent. Consolidated EBITDA margin (non-GAAP) was 20.2 percent in fourth-quarter 2018, compared with 25.4 percent in fourth-quarter 2017. Adjusted EBITDA margin (non-GAAP) in fourth-quarter 2018 was 33.8 percent. Excluding the impact of the revenue recognition standard, adjusted EBITDA margin (non-GAAP) was 32.2 percent.

Wireless results

•
Verizon reported 1.2 million retail postpaid net additions in fourth-quarter 2018, consisting of 653,000 phone net additions, 11,000 tablet additions and 556,000 other connected devices, primarily wearables. Postpaid smartphone net additions were 873,000, compared with 647,000 in fourth-quarter 2017, a 34.9 percent increase.

•
Verizon reported full-year 2018 postpaid net additions of 2.5 million, consisting of phone net additions of 1.1 million, tablet losses of 181,000 and 1.6 million other connected device additions. Postpaid smartphone net additions for full-year 2018 were 2 million, up 13 percent year over year.

•
Total revenues were $24.4 billion, an increase of 2.7 percent year over year. For full-year 2018, operating revenues totaled $91.7 billion, an increase of 4.8 percent year over year. Excluding the impact of the revenue recognition standard, total revenues grew 2.1 percent year over year in fourth-quarter 2018 and 4.4 percent for the full year, compared with 2017, to $24.3 billion and $91.3 billion, respectively.

•
Service revenues increased 0.1 percent in fourth-quarter 2018, driven by ongoing customer growth, step-ups to unlimited plans and the benefits of customers customizing their experience through mix-and-match plans. Full-year service revenues decreased 0.2 percent year over year.

Excluding the impact of the revenue recognition standard, service revenues increased 1.9 percent in fourth-quarter 2018 and 1.7 percent for the full year, on a year over year basis.

•	Total retail postpaid churn was 1.08 percent in fourth-quarter 2018, and retail postpaid phone churn was 0.82 percent.

•
Segment EBITDA (non-GAAP) totaled $10.4 billion in fourth-quarter 2018, an increase of 9.7 percent year over year. Excluding the impact of the revenue recognition standard, segment EBITDA totaled $9.8 billion in fourth-quarter 2018. Segment EBITDA margin on total revenues (non-GAAP) was 42.5 percent. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 40.5 percent. For the full year, segment EBITDA margin was 46.4 percent in 2018, compared with 44.1 percent in 2017.

Wireline results

•	Total wireline revenues decreased 3.2 percent year over year in fourth-quarter 2018 and 3.0 percent for the full year, compared with 2017, to $7.4 billion and $29.8 billion, respectively.

•
Total Fios revenues grew 2.5 percent year over year, excluding the impact of the revenue recognition standard. In fourth-quarter 2018, Verizon added a net of 54,000 Fios Internet connections and lost a net of 46,000 Fios Video connections, continuing to reflect the shift from traditional linear video to over-the-top offerings. At year-end 2018, Verizon had 6.1 million Fios Internet connections and 4.5 million Fios Video connections.

•
Wireline operating loss was $273 million in fourth-quarter 2018, and segment operating loss margin was 3.7 percent. Full-year 2018 segment operating loss was $273 million, and segment operating loss margin was 0.9 percent.

•
Segment EBITDA (non-GAAP) was $1.3 billion in fourth-quarter 2018. Excluding the impact of the revenue recognition standard, segment EBITDA was $1.2 billion. Segment EBITDA margin (non-GAAP) was 17.6 percent in fourth-quarter 2018, compared with 20.9 percent in fourth-quarter 2017. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 16.9 percent. For the full year, segment EBITDA margin was 19.9 percent in 2018, compared with 21.1 percent in 2017.

Outlook and guidance
For 2019, Verizon expects the following:

•	Low single-digit percentage growth in full-year consolidated revenues on a GAAP reported basis.

•
Adjusted EPS excluding the impact of the new lease accounting standard to be similar to 2018 adjusted EPS. The new lease accounting standard is expected to have an approximately 1 to 2 cent per quarter headwind impact on EPS for full-year 2019.

•	The effective tax rate for full-year 2019 to be in the range of 24 to 26 percent.

•	Cash taxes to be $2 billion to $3 billion higher than in 2018 due to benefits that were realized in 2018 that are not expected to repeat in 2019.

•	Capital spending for 2019 to be in the range of $17 billion to $18 billion, including the expanded commercial launch of 5G.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated revenues of $130.9 billion in 2018. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. With brands like Yahoo, TechCrunch and HuffPost, the company’s media group helps consumers stay informed and entertained, communicate and transact, while creating new ways for advertisers and partners to connect. Verizon’s corporate responsibility prioritizes the environmental, social and governance issues most relevant to its business and impact to society.

####

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Verizon Communications Inc.
Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 12/31/17	% Change	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17	% Change

Operating Revenues
Service revenues and other	$27,460	$27,480	(0.1)	$108,605	$107,145	1.4
Wireless equipment revenues	6,821	6,475	5.3	22,258	18,889	17.8
Total Operating Revenues	34,281	33,955	1.0	130,863	126,034	3.8

Operating Expenses
Cost of services	8,163	8,219	(0.7)	32,185	30,916	4.1
Wireless cost of equipment	7,128	7,339	(2.9)	23,323	22,147	5.3
Selling, general and administrative expense	9,410	8,480	11.0	31,083	28,592	8.7
Depreciation and amortization expense	4,352	4,456	(2.3)	17,403	16,954	2.6
Oath goodwill impairment	4,591	—	*	4,591	—	*
Total Operating Expenses	33,644	28,494	18.1	108,585	98,609	10.1

Operating Income	637	5,461	(88.3)	22,278	27,425	(18.8)
Equity in earnings (losses) of unconsolidated businesses	64	(6)	*	(186)	(77)	*
Other income (expense), net	1,865	(1,302)	*	2,364	(2,021)	*
Interest expense	(1,199)	(1,219)	(1.6)	(4,833)	(4,733)	2.1
Income Before (Provision) Benefit For Income Taxes	1,367	2,934	(53.4)	19,623	20,594	(4.7)
(Provision) benefit for income taxes	698	15,849	(95.6)	(3,584)	9,956	*
Net Income	$2,065	$18,783	(89.0)	$16,039	$30,550	(47.5)

Net income attributable to noncontrolling interests	$126	$114	10.5	$511	$449	13.8
Net income attributable to Verizon	1,939	18,669	(89.6)	15,528	30,101	(48.4)
Net Income	$2,065	$18,783	(89.0)	$16,039	$30,550	(47.5)

Basic Earnings Per Common Share
Net income attributable to Verizon	$0.47	$4.57	(89.7)	$3.76	$7.37	(49.0)
Weighted average number of common shares (in millions)	4,137	4,087		4,128	4,084

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$0.47	$4.56	(89.7)	$3.76	$7.36	(48.9)
Weighted average number of common shares-assuming dilution (in millions)	4,141	4,090		4,132	4,089
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.
Condensed Consolidated Balance Sheets
(dollars in millions)

Unaudited	12/31/18	12/31/17	$ Change

Assets
Current assets
Cash and cash equivalents	$2,745	$2,079	$666
Accounts receivable, net	25,102	23,493	1,609
Inventories	1,336	1,034	302
Prepaid expenses and other	5,453	3,307	2,146
Total current assets	34,636	29,913	4,723

Property, plant and equipment	252,835	246,498	6,337
Less accumulated depreciation	163,549	157,930	5,619
Property, plant and equipment, net	89,286	88,568	718
Investments in unconsolidated businesses	671	1,039	(368)
Wireless licenses	94,130	88,417	5,713
Goodwill	24,614	29,172	(4,558)
Other intangible assets, net	9,775	10,247	(472)
Other assets	11,717	9,787	1,930
Total assets	$264,829	$257,143	$7,686

Liabilities and Equity
Current liabilities
Debt maturing within one year	$7,190	$3,453	$3,737
Accounts payable and accrued liabilities	22,501	21,232	1,269
Other current liabilities	8,239	8,352	(113)
Total current liabilities	37,930	33,037	4,893

Long-term debt	105,873	113,642	(7,769)
Employee benefit obligations	18,599	22,112	(3,513)
Deferred income taxes	33,795	31,232	2,563
Other liabilities	13,922	12,433	1,489
Total long-term liabilities	172,189	179,419	(7,230)

Equity
Common stock	429	424	5
Additional paid in capital	13,437	11,101	2,336
Retained earnings	43,542	35,635	7,907
Accumulated other comprehensive income	2,370	2,659	(289)
Common stock in treasury, at cost	(6,986)	(7,139)	153
Deferred compensation – employee stock ownership plans and other	353	416	(63)
Noncontrolling interests	1,565	1,591	(26)
Total equity	54,710	44,687	10,023
Total liabilities and equity	$264,829	$257,143	$7,686
Verizon - Selected Financial and Operating Statistics

Unaudited	12/31/18	12/31/17

Total debt (in millions)	$113,063	$117,095
Net debt (in millions)	$110,318	$115,016
Net debt / Consolidated Adjusted EBITDA(1)	2.3x	2.6x
Common shares outstanding end of period (in millions)	4,132	4,079
Total employees (‘000)	144.5	155.4
Quarterly cash dividends declared per common share	$0.6025	$0.5900
Footnotes:

(1)	Consolidated adjusted EBITDA excludes the effects of non-operational items, special items and operating results of divested businesses.

Verizon Communications Inc.
Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17	$ Change

Cash Flows from Operating Activities
Net Income	$16,039	$30,550	$(14,511)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,403	16,954	449
Employee retirement benefits	(2,657)	440	(3,097)
Deferred income taxes	389	(14,463)	14,852
Provision for uncollectible accounts	980	1,167	(187)
Equity in losses of unconsolidated businesses, net of dividends received	231	117	114
Net gain on sale of divested businesses	—	(1,774)	1,774
Oath goodwill impairment	4,591	—	4,591
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,177)	(5,938)	4,761
Discretionary employee benefits contributions	(1,679)	(3,411)	1,732
Other, net	219	676	(457)
Net cash provided by operating activities	34,339	24,318	10,021

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(16,658)	(17,247)	589
Acquisitions of businesses, net of cash acquired	(230)	(5,880)	5,650
Acquisitions of wireless licenses	(1,429)	(583)	(846)
Proceeds from dispositions of businesses	—	3,614	(3,614)
Other, net	383	1,640	(1,257)
Net cash used in investing activities	(17,934)	(18,456)	522

Cash Flows from Financing Activities
Proceeds from long-term borrowings	5,967	27,707	(21,740)
Proceeds from asset-backed long-term borrowings	4,810	4,290	520
Repayments of long-term borrowings and capital lease obligations	(10,923)	(23,837)	12,914
Repayments of asset-backed long-term borrowings	(3,635)	(400)	(3,235)
Dividends paid	(9,772)	(9,472)	(300)
Other, net	(1,824)	(4,439)	2,615
Net cash used in financing activities	(15,377)	(6,151)	(9,226)

Increase (decrease) in cash, cash equivalents and restricted cash	1,028	(289)	1,317
Cash, cash equivalents and restricted cash, beginning of period	2,888	3,177	(289)
Cash, cash equivalents and restricted cash, end of period	$3,916	$2,888	$1,028

Verizon Communications Inc.
Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 12/31/17	% Change	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17	% Change

Operating Revenues
Service	$15,898	$15,880	0.1	$63,020	$63,121	(0.2)
Equipment	6,821	6,475	5.3	22,258	18,889	17.8
Other	1,693	1,416	19.6	6,456	5,501	17.4
Total Operating Revenues	24,412	23,771	2.7	91,734	87,511	4.8

Operating Expenses
Cost of services	2,351	2,210	6.4	9,251	8,886	4.1
Cost of equipment	7,128	7,339	(2.9)	23,323	22,147	5.3
Selling, general and administrative expense	4,552	4,760	(4.4)	16,604	17,876	(7.1)
Depreciation and amortization expense	2,395	2,344	2.2	9,736	9,395	3.6
Total Operating Expenses	16,426	16,653	(1.4)	58,914	58,304	1.0

Operating Income	$7,986	$7,118	12.2	$32,820	$29,207	12.4
Operating Income Margin	32.7%	29.9%		35.8%	33.4%

Segment EBITDA	$10,381	$9,462	9.7	$42,556	$38,602	10.2
Segment EBITDA Margin	42.5%	39.8%		46.4%	44.1%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Wireless – Selected Operating Statistics

Unaudited				12/31/18	12/31/17	% Change
Connections (‘000)
Retail postpaid				113,353	110,854	2.3
Retail prepaid				4,646	5,403	(14.0)
Total retail				117,999	116,257	1.5

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 12/31/17	% Change	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17	% Change
Net Add Detail (‘000) (1)
Retail postpaid	1,220	1,174	3.9	2,526	2,084	21.2
Retail prepaid	(90)	(184)	51.1	(757)	(43)	*
Total retail	1,130	990	14.1	1,769	2,041	(13.3)
Account Statistics
Retail postpaid accounts (‘000) (2)				35,427	35,404	0.1
Retail postpaid connections per account (2)				3.20	3.13	2.2
Retail postpaid ARPA (3) (5)	$135.11	$135.78	(0.5)	$134.49	$135.99	(1.1)
Retail postpaid I-ARPA (4) (5)	$170.51	$167.19	2.0	$168.61	$166.28	1.4
Churn Detail
Retail postpaid	1.08%	1.00%		1.03%	1.01%
Retail	1.24%	1.24%		1.23%	1.25%
Retail Postpaid Connection Statistics (2)
Total smartphone postpaid phone base				92.2%	90.1%
Total Internet postpaid base				19.7%	19.0%
Other Operating Statistics
Capital expenditures (in millions)	$2,342	$3,383	(30.8)	$8,486	$10,310	(17.7)
Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.

(5)
ARPA and I-ARPA for periods beginning after January 1, 2018 reflect the adoption of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”. ARPA and I-ARPA for periods ending prior to January 1, 2018 were calculated based on the guidance per ASC Topic 605, "Revenue Recognition". Accordingly, amounts are not calculated on a comparative basis.

The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 12/31/17	% Change	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17	% Change

Operating Revenues
Consumer Markets	$3,169	$3,188	(0.6)	$12,589	$12,777	(1.5)
Enterprise Solutions	2,217	2,285	(3.0)	8,840	9,167	(3.6)
Partner Solutions	1,098	1,209	(9.2)	4,692	4,917	(4.6)
Business Markets	836	885	(5.5)	3,397	3,585	(5.2)
Other	53	50	6.0	242	234	3.4
Total Operating Revenues	7,373	7,617	(3.2)	29,760	30,680	(3.0)

Operating Expenses
Cost of services	4,478	4,465	0.3	17,701	17,922	(1.2)
Selling, general and administrative expense	1,597	1,558	2.5	6,151	6,274	(2.0)
Depreciation and amortization expense	1,571	1,532	2.5	6,181	6,104	1.3
Total Operating Expenses	7,646	7,555	1.2	30,033	30,300	(0.9)

Operating Income (Loss)	$(273)	$62	*	$(273)	$380	*
Operating Income (Loss) Margin	(3.7)%	0.8%		(0.9)%	1.2%

Segment EBITDA	$1,298	$1,594	(18.6)	$5,908	$6,484	(8.9)
Segment EBITDA Margin	17.6%	20.9%		19.9%	21.1%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Operating Statistics

Unaudited				12/31/18	12/31/17	% Change
Connections (‘000)
Fios video connections				4,451	4,619	(3.6)
Fios Internet connections				6,067	5,850	3.7
Fios digital voice residence connections				3,803	3,905	(2.6)
Fios digital connections				14,321	14,374	(0.4)
High-speed Internet (HSI) connections				894	1,109	(19.4)
Total broadband connections				6,961	6,959	—
Total voice connections				11,732	12,821	(8.5)

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 12/31/17	% Change	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17	% Change
Net Add Detail (‘000)
Fios video connections	(46)	(29)	(58.6)	(168)	(75)	*
Fios Internet connections	54	47	14.9	217	197	10.2
Fios digital voice residence connections	(30)	(15)	*	(102)	10	*
Fios digital connections	(22)	3	*	(53)	132	*
High-speed Internet (HSI) connections	(51)	(66)	22.7	(215)	(276)	22.1
Total broadband connections	3	(19)	*	2	(79)	*
Total voice connections	(277)	(279)	0.7	(1,089)	(1,118)	2.6
Revenue Statistics
Fios revenues (in millions)	$3,046	$2,959	2.9	$11,939	$11,691	2.1
Other Operating Statistics
Capital expenditures (in millions)	$1,855	$1,981	(6.4)	$6,255	$5,339	17.2
Wireline employees (‘000)				54.3	57.1
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of Topic 606. As a result, for items that were affected by our adoption of Topic 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results.  To provide comparability to our results, we provide the following supplemental schedule which contains certain financial information on a pre adoption of Topic 606 basis.

Consolidated
(dollars in millions)

	3 Mos. Ended 12/31/18			3 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service revenues and other	$27,460	$27,780	$(320)	$27,480	$300	1.1
Wireless equipment revenues	6,821	6,340	481	6,475	(135)	(2.1)
Total Operating Revenues	34,281	34,120	161	33,955	165	0.5

Operating Expenses
Cost of services	8,163	8,180	(17)	8,219	(39)	(0.5)
Wireless cost of equipment	7,128	7,102	26	7,339	(237)	(3.2)
Selling, general and administrative expense	9,410	9,861	(451)	8,480	1,381	16.3
Depreciation and amortization expense	4,352	4,352	—	4,456	(104)	(2.3)
Oath goodwill impairment	4,591	4,591	—	—	4,591	*
Total Operating Expenses	33,644	34,086	(442)	28,494	5,592	19.6
Operating Income	$637	$34	$603	$5,461	$(5,427)	(99.4)

(dollars in millions)

	12 Mos. Ended 12/31/18			12 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service revenues and other	$108,605	$109,964	$(1,359)	$107,145	$2,819	2.6
Wireless equipment revenues	22,258	20,474	1,784	18,889	1,585	8.4
Total Operating Revenues	130,863	130,438	425	126,034	4,404	3.5

Operating Expenses
Cost of services	32,185	32,240	(55)	30,916	1,324	4.3
Wireless cost of equipment	23,323	23,189	134	22,147	1,042	4.7
Selling, general and administrative expense	31,083	32,588	(1,505)	28,592	3,996	14.0
Depreciation and amortization expense	17,403	17,403	—	16,954	449	2.6
Oath goodwill impairment	4,591	4,591	—	—	4,591	*
Total Operating Expenses	108,585	110,011	(1,426)	98,609	11,402	11.6
Operating Income	$22,278	$20,427	$1,851	$27,425	$(6,998)	(25.5)

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Wireless(1)(2)
(dollars in millions)

	3 Mos. Ended 12/31/18			3 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service	$15,898	$16,183	$(285)	$15,880	$303	1.9
Equipment	6,821	6,340	481	6,475	(135)	(2.1)
Other	1,693	1,746	(53)	1,416	330	23.3
Total Operating Revenues	24,412	24,269	143	23,771	498	2.1

Operating Expenses
Cost of services	2,351	2,351	—	2,210	141	6.4
Cost of equipment	7,128	7,102	26	7,339	(237)	(3.2)
Selling, general and administrative expense	4,552	4,985	(433)	4,760	225	4.7
Depreciation and amortization expense	2,395	2,395	—	2,344	51	2.2
Total Operating Expenses	16,426	16,833	(407)	16,653	180	1.1
Operating Income	$7,986	$7,436	$550	$7,118	$318	4.5

(dollars in millions)

	12 Mos. Ended 12/31/18			12 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service	$63,020	$64,222	$(1,202)	$63,121	$1,101	1.7
Equipment	22,258	20,474	1,784	18,889	1,585	8.4
Other	6,456	6,624	(168)	5,501	1,123	20.4
Total Operating Revenues	91,734	91,320	414	87,511	3,809	4.4

Operating Expenses
Cost of services	9,251	9,251	—	8,886	365	4.1
Cost of equipment	23,323	23,189	134	22,147	1,042	4.7
Selling, general and administrative expense	16,604	18,006	(1,402)	17,876	130	0.7
Depreciation and amortization expense	9,736	9,736	—	9,395	341	3.6
Total Operating Expenses	58,914	60,182	(1,268)	58,304	1,878	3.2
Operating Income	$32,820	$31,138	$1,682	$29,207	$1,931	6.6

Footnotes:
(1) The financial results above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
(2) Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Wireline(1)(2)
(dollars in millions)

	3 Mos. Ended 12/31/18			3 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Consumer Markets	$3,169	$3,156	$13	$3,188	$(32)	(1.0)
Enterprise Solutions	2,217	2,217	—	2,285	(68)	(3.0)
Partner Solutions	1,098	1,098	—	1,209	(111)	(9.2)
Business Markets	836	835	1	885	(50)	(5.6)
Other	53	47	6	50	(3)	(6.0)
Total Operating Revenues	7,373	7,353	20	7,617	(264)	(3.5)

Operating Expenses
Cost of services	4,478	4,494	(16)	4,465	29	0.6
Selling, general and administrative expense	1,597	1,616	(19)	1,558	58	3.7
Depreciation and amortization expense	1,571	1,571	—	1,532	39	2.5
Total Operating Expenses	7,646	7,681	(35)	7,555	126	1.7
Operating Income (Loss)	$(273)	$(328)	$55	$62	$(390)	*

(dollars in millions)

	12 Mos. Ended 12/31/18			12 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Consumer Markets	$12,589	$12,588	$1	$12,777	$(189)	(1.5)
Enterprise Solutions	8,840	8,840	—	9,167	(327)	(3.6)
Partner Solutions	4,692	4,692	—	4,917	(225)	(4.6)
Business Markets	3,397	3,395	2	3,585	(190)	(5.3)
Other	242	207	35	234	(27)	(11.5)
Total Operating Revenues	29,760	29,722	38	30,680	(958)	(3.1)

Operating Expenses
Cost of services	17,701	17,750	(49)	17,922	(172)	(1.0)
Selling, general and administrative expense	6,151	6,257	(106)	6,274	(17)	(0.3)
Depreciation and amortization expense	6,181	6,181	—	6,104	77	1.3
Total Operating Expenses	30,033	30,188	(155)	30,300	(112)	(0.4)
Operating Income (Loss)	$(273)	$(466)	$193	$380	$(846)	*

Footnotes:
(1) The financial results above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
(2) Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Fios Revenues
(dollars in millions)

	3 Mos. Ended 12/31/18			3 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Fios Revenues	$3,046	$3,033	$13	$2,959	$74	2.5

(dollars in millions)

	12 Mos. Ended 12/31/18			12 Mos. Ended 12/31/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Fios Revenues	$11,939	$11,934	$5	$11,691	$243	2.1

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin and Consolidated Adjusted EBITDA Excluding Operating Results from Divested Businesses
(dollars in millions)

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 9/30/18	3 Mos. Ended 6/30/18	3 Mos. Ended 3/31/18	3 Mos. Ended 12/31/17	3 Mos. Ended 9/30/17	3 Mos. Ended 6/30/17	3 Mos. Ended 3/31/17

Consolidated Net Income	$2,065	$5,062	$4,246	$4,666	$18,783	$3,736	$4,478	$3,553
Add/(subtract):
Provision (benefit) for income taxes	(698)	1,613	1,281	1,388	(15,849)	1,775	2,489	1,629
Interest expense	1,199	1,211	1,222	1,201	1,219	1,164	1,218	1,132
Depreciation and amortization expense	4,352	4,377	4,350	4,324	4,456	4,272	4,167	4,059
Consolidated EBITDA	$6,918	$12,263	$11,099	$11,579	$8,609	$10,947	$12,352	$10,373

Add/subtract:
Other (income) expense, net*	$(1,865)	$(214)	$(360)	$75	$1,302	$291	$(199)	$627
Equity in losses (earnings) of unconsolidated businesses†	(64)	3	228	19	6	22	28	21
Oath goodwill impairment	4,591	—	—	—	—	—	—	—
Severance charges	1,818	—	339	—	302	—	195	—
Product realignment charges‡	—	—	450	—	463	—	—	—
Gain on spectrum license transactions	—	—	—	—	(144)	—	—	(126)
Net gain on sale of divested businesses	—	—	—	—	—	—	(1,774)	—
Acquisition and integration related charges‡	187	130	109	105	154	166	559	—
	4,667	(81)	766	199	2,083	479	(1,191)	522

Consolidated Adjusted EBITDA	11,585	12,182	11,865	11,778	10,692	11,426	11,161	10,895
Operating results from divested businesses‡	—	—	—	—	—	(17)	(50)	(104)
Consolidated Adjusted EBITDA Excluding Operating Results from Divested Businesses	$11,585	$12,182	$11,865	$11,778	$10,692	$11,409	$11,111	$10,791
Consolidated Operating Revenues - Quarter to Date	$34,281				$33,955
Operating Income Margin - Quarter to Date	1.9%				16.1%
Consolidated EBITDA Margin - Quarter to Date	20.2%				25.4%
Consolidated Adjusted EBITDA Margin - Quarter to Date	33.8%				31.5%

*	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

†	Includes Product realignment charges, where applicable.

‡	Excludes depreciation and amortization expense.

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)

Unaudited	12/31/18	12/31/17
Net Debt
Debt maturing within one year	$7,190	$3,453
Long-term debt	105,873	113,642
Total Debt	113,063	117,095
Less Cash and cash equivalents	2,745	2,079
Net Debt	$110,318	$115,016
Net Debt to Consolidated Adjusted EBITDA Ratio	2.3x	2.6x

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Adjusted Earnings per Common Share (Adjusted EPS)(1)
(dollars in millions, except per share amounts)

Unaudited				3 Mos. Ended 12/31/18				3 Mos. Ended 12/31/17
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$0.47				$4.56
Severance, pension and benefits charges	$165	$(57)	$108	0.03	$1,196	$(464)	$732	0.18
Acquisition and integration related charges	189	(47)	142	0.03	154	(59)	95	0.02
Oath goodwill impairment	4,591	(64)	4,527	1.09	—	—	—	—
Wireless legal entity restructuring	—	(2,065)	(2,065)	(0.50)	—	—	—	—
Early debt redemption costs	—	—	—	—	681	(272)	409	0.10
Product realignment charges	—	—	—	—	671	(210)	461	0.11
Gain on spectrum license transactions	—	—	—	—	(144)	53	(91)	(0.02)
Impact of adoption of tax reform	—	—	—	—	—	(16,761)	(16,761)	(4.10)
	$4,945	$(2,233)	$2,712	0.65	$2,558	$(17,713)	$(15,155)	(3.71)
Adjusted EPS				$1.12				$0.86

(dollars in millions, except per share amounts)

Unaudited				12 Mos. Ended 12/31/18				12 Mos. Ended 12/31/17
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$3.76				$7.36
Severance, pension and benefits charges	$50	$(27)	$23	0.01	$1,391	$(541)	$850	0.21
Early debt redemption costs	725	(189)	536	0.13	1,983	(788)	1,195	0.29
Product realignment charges	658	(149)	509	0.12	671	(210)	461	0.11
Acquisition and integration related charges	553	(134)	419	0.10	884	(334)	550	0.13
Oath goodwill impairment	4,591	(64)	4,527	1.10	—	—	—	—
Wireless legal entity restructuring	—	(2,065)	(2,065)	(0.50)	—	—	—	—
Gain on spectrum license transactions	—	—	—	—	(270)	102	(168)	(0.04)
Net gain on sale of divested businesses	—	—	—	—	(1,774)	843	(931)	(0.23)
Impact of adoption of tax reform	—	—	—	—	—	(16,761)	(16,761)	(4.10)
	$6,577	$(2,628)	$3,949	0.96	$2,885	$(17,689)	$(14,804)	(3.62)
Adjusted EPS				$4.71				$3.74

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin
Wireless

		(dollars in millions)

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 12/31/17

Operating Income	$7,986	$7,118
Add Depreciation and amortization expense	2,395	2,344
Segment EBITDA	$10,381	$9,462
Year over year change	9.7%

Total operating revenues	$24,412	$23,771
Operating Income Margin	32.7%	29.9%
Segment EBITDA Margin	42.5%	39.8%

	(dollars in millions)

Unaudited	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17

Operating Income	$32,820	$29,207
Add Depreciation and amortization expense	9,736	9,395
Segment EBITDA	$42,556	$38,602

Total operating revenues	$91,734	$87,511
Operating Income Margin	35.8%	33.4%
Segment EBITDA Margin	46.4%	44.1%

Wireline

		(dollars in millions)

Unaudited	3 Mos. Ended 12/31/18	3 Mos. Ended 12/31/17

Operating Income (Loss)	$(273)	$62
Add Depreciation and amortization expense	1,571	1,532
Segment EBITDA	$1,298	$1,594

Total operating revenues	$7,373	$7,617
Operating Income (Loss) Margin	(3.7)%	0.8%
Segment EBITDA Margin	17.6%	20.9%

	(dollars in millions)

Unaudited	12 Mos. Ended 12/31/18	12 Mos. Ended 12/31/17

Operating Income (Loss)	$(273)	$380
Add Depreciation and amortization expense	6,181	6,104
Segment EBITDA	$5,908	$6,484

Total operating revenues	$29,760	$30,680
Operating Income (Loss) Margin	(0.9)%	1.2%
Segment EBITDA Margin	19.9%	21.1%

Verizon Communications Inc.
EBITDA Excluding Impact of Topic 606(1)

Consolidated

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/18

Consolidated Net Income	$2,065
Add/subtract:
Benefit for income taxes	(698)
Interest expense	1,199
Depreciation and amortization expense	4,352
Consolidated EBITDA	$6,918

Add/subtract:
Other income, net*	$(1,865)
Equity in earnings of unconsolidated businesses†	(64)
Oath goodwill impairment	4,591
Severance charges	1,818
Acquisition and integration related charges‡	187
4,667

Consolidated Adjusted EBITDA	$11,585
Less Impact of Topic 606	603
Consolidated Adjusted EBITDA Excluding Impact of Topic 606	$10,982

Total operating revenues	$34,120
Consolidated Adjusted EBITDA Margin Excluding Impact of Topic 606	32.2%

*	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

†	Includes Product realignment charges, where applicable.

‡	Excludes depreciation and amortization expense.

Wireless

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/18

Operating Income	$7,436
Add Depreciation and amortization expense	2,395
Segment EBITDA	$9,831

Total operating revenues	$24,269
Segment EBITDA Margin	40.5%

(1) Amounts for the three months ended December 31, 2018 exclude the impact of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which we adopted on January 1, 2018.

Verizon Communications Inc.
EBITDA Excluding Impact of Topic 606(1)

Wireline

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/18

Operating Loss	$(328)
Add Depreciation and amortization expense	1,571
Segment EBITDA	$1,243

Total operating revenues	$7,353
Segment EBITDA Margin	16.9%

(1) Amounts for the three months ended December 31, 2018 exclude the impact of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which we adopted on January 1, 2018.